Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated December 17, 2024, with respect to our audit of ClimateRock Holdings Limited’s (the “Company”) financial statements as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the period from September 23, 2022 (date of formation) to December 31, 2022, in ClimateRock Holdings Limited’s Amendment No. 2 to the Form F-4.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

Irvine, California
January 10, 2025